EXHIBIT 99.1

Press Release

Las Vegas Sands Reports All-Time Record
Quarterly Results

For the quarter ended March 31, 2013 compared to the quarter ended March 31, 2012:

—	Net Revenue Increased 19.5% to a Record $3.30 Billion

—	Consolidated Hold-Adjusted Adjusted Property EBITDA Increased 28.2% to a Record $1.19 Billion (Consolidated Adjusted Property EBITDA Increased 9.4% to a Record $1.17 Billion)

—	Record Gaming Volumes in Macao Drove Hold-Adjusted Adjusted Property EBITDA in Macao Up 51.2% to Record $630.2 Million (Macao Adjusted Property EBITDA was up 38.1% to a Record $630.2 Million)

—	Hold-Adjusted Adjusted Net Income Attributable to Las Vegas Sands Rose 30.8% to Reach $596.6 Million (Net Income Attributable to Las Vegas Sands Rose 14.6% to Reach $572.0 Million)

—	Hold-Adjusted Adjusted Earnings per Diluted Share Increased 28.6% to $0.72 (Adjusted Earnings per diluted share was $0.71)

—	The Company Paid a Recurring Quarterly Dividend of $0.35 per share, an Increase of 40% over the First Quarter of 2012

Las Vegas, NV (May 1, 2013) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended March 31, 2013.

First Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “I am extremely pleased to report all-time record quarterly financial results that reflect strong revenue and cash flow growth and the steady execution of our global growth strategy.

“In Macao, we delivered record financial results, with outstanding growth and strong operating momentum reflected in every segment of our business.  We welcomed a record fourteen million visits to our Cotai Strip properties during the quarter, and delivered a record $630.2 million of adjusted property EBITDA from our Macao property portfolio.  We remain confident that our market-leading Cotai Strip properties; The Venetian Macao, Four Seasons Hotel Macao and Plaza Casino, and Sands Cotai Central,  with their unrivaled hotel inventory of nearly 9,000 rooms and suites, including the world’s largest Sheraton, Conrad and Holiday Inn, and 28 million square feet of interconnected Integrated Resort capacity, will meaningfully enhance the appeal of Macao and the Cotai Strip to business and leisure travelers and provide an outstanding platform for growth in the years ahead.

“We also delivered strong financial results in Singapore, with meaningful growth in gaming and non-gaming revenues contributing to a record financial performance. Rolling Chip volume increased 42.2% to reach a property record $18.21 billion, while Hold-Adjusted Adjusted Property EBITDA increased 15.7% to reach a record $451.1 million.

“The prudent management of our cash flow, including the ability to both invest in future growth and to increase the return of capital to our shareholders, remains a cornerstone of our strategy.  The company paid a recurring quarterly dividend of $0.35 per common share during the quarter, an increase of 40% compared to the first quarter of 2012.”

The company also announced that its next recurring quarterly dividend of $0.35 per common share will be paid to Las Vegas Sands shareholders on June 28, 2013 to shareholders of record as of June 20, 2013.

Company-Wide Operating Results

Net revenue for the first quarter of 2013 increased 19.5% to reach $3.30 billion, compared to $2.76 billion in the first quarter of 2012. Consolidated adjusted property EBITDA increased 9.4% to reach $1.17 billion in the first quarter of 2013, compared to $1.07 billion in the year-ago quarter.  On a hold-adjusted basis, adjusted property EBITDA increased 28.2% to reach $1.19 billion in the first quarter of 2013, compared to $927 million in the first quarter of 2012.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the first quarter of 2013 increased 16.8% to $826.7 million, compared to $707.6 million in the first quarter of 2012. The increase in operating income was principally due to strong operating results in Macao, partially offset by higher depreciation and amortization expense related to the opening of Sands Cotai Central and lower table games hold in Singapore.

On a GAAP basis, net income attributable to Las Vegas Sands in the first quarter of 2013 increased 14.6% to $572.0 million, compared to $498.9 million in the first quarter of 2012, while diluted earnings per share in the first quarter of 2013 increased 13.1% to $0.69, compared to $0.61 in the prior year quarter. The increase in net income attributable to Las Vegas Sands reflected the increase in operating income described above, partially offset by the increase in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) increased to $583.9 million, or $0.71 per diluted share, compared to $569.8 million, or $0.70 per diluted share, in the first quarter of 2012. The increase in adjusted net income was driven by the higher net income attributable to Las Vegas Sands described above.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 39.3% to $2.02 billion in the first quarter of 2013, compared to $1.45 billion in the first quarter of 2012. Adjusted property EBITDA for Sands China Ltd. increased 39.0% to $626.4 million in the first quarter of 2013, compared to $450.6 million in the first quarter of 2012. Net income for Sands China Ltd. increased 63.3% to $452.9 million in the first quarter of 2013, compared to $277.4 million in the first quarter of 2012.

The Venetian Macao First Quarter Operating Results

The Venetian Macao continued to enjoy strong visitation and financial performance. The property delivered a record adjusted property EBITDA of $348.5 million, an increase of 23.6% compared to the first quarter of 2012. Operating results were positively impacted by higher than expected Rolling Chip win percentage of 3.57%, compared to 2.93% in the first quarter of 2012. Adjusted property EBITDA margin increased to 40.0% in the first quarter of 2013 from 36.5% in the year-ago quarter. Non-Rolling Chip drop increased 20.6% to reach a property record $1.33 billion for the quarter, while Non-Rolling Chip win percentage increased to 32.1%. Rolling Chip volume during the quarter decreased 15.4% to $11.67 billion partially due to Paiza Club renovations, which resulted in 18 fewer active rolling tables in service on average during the quarter. Slot handle was $1.19 billion, a decrease of 4.0% compared to the quarter one year ago. Mall revenues increased 15.2% during the quarter compared to the quarter last year.

The following table summarizes the key operating results for The Venetian Macao for the first quarter of 2013 compared to the first quarter of 2012:

	Three Months Ended
The Venetian Macao Operations	March 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$778.5	$673.9	$104.6	15.5%
Rooms	54.4	59.0	(4.6)	-7.8%
Food and Beverage	21.9	22.5	(0.6)	-2.7%
Mall	30.3	26.3	4.0	15.2%
Convention, Retail and Other	16.7	22.8	(6.1)	-26.8%
Less - Promotional Allowances	(29.6)	(31.7)	2.1	6.6%
Net Revenues	$872.2	$772.8	$99.4	12.9%

Adjusted Property EBITDA	$348.5	$281.9	$66.6	23.6%
EBITDA Margin %	40.0%	36.5%		3.5 pts

Operating Income	$311.9	$198.6	$113.3	57.0%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,670.9	$13,801.6	$(2,130.7)	-15.4%
Rolling Chip Win %(1)	3.57%	2.93%		0.64 pts

Non-Rolling Chip Drop	$1,333.9	$1,105.6	$228.3	20.6%
Non-Rolling Chip Win %	32.1%	30.7%		1.4 pts

Slot Handle	$1,191.5	$1,240.8	$(49.3)	-4.0%
Slot Hold %	5.5%	5.6%		-0.1 pts

Hotel Statistics

Occupancy %	91.6%	93.4%		-1.8 pts
Average Daily Rate (ADR)	$231	$244	$(13)	-5.3%
Revenue per Available Room (RevPAR)	$212	$228	$(16)	-7.0%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central First Quarter Operating Results

The first two phases of Sands Cotai Central opened on April 11, 2012 and September 20, 2012.  An additional 2,100 Sheraton rooms opened on January 28, 2013. Net revenues and adjusted property EBITDA for the first quarter of 2013 were $587.2 million and $131.5 million, respectively, resulting in an EBITDA margin of 22.4%. The quarter’s results were positively impacted by higher than expected Rolling Chip win percentage of 3.09%.

Rolling Chip volume reflected meaningful growth and reached $13.62 billion while Non-Rolling Chip drop reached $1.04 billion with Non-Rolling Chip win percentage of 21.6%. Slot handle, driven by robust electronic table games play, was $1.23 billion for the quarter. Rolling Chip Volume per table per day expanded to reach approximately $800,000 in the quarter.  Mass win per table per day increased 20% compared to the fourth quarter of 2012, reaching $7,933 per day, while mass table, slot and ETG win per day climbed to $3.01 million, an increase of 16.7% compared to the fourth quarter of 2012.  Hotel occupancy reached 70.8% during the quarter with ADR of $152.

Visitation to the property continues to expand, reaching in excess of 3.4 million visits in the quarter.  An air-conditioned footbridge connecting Sands Cotai Central on the East side of the Cotai Strip with The Venetian Macao and Four Seasons Macao Hotel and Plaza Casino on the West side of the Cotai Strip opened on December 20, 2012.

The following table summarizes our key operating results for Sands Cotai Central for the first quarter of 2013:

Sands Cotai Central	Three Months Ended March 31, 2013
(Dollars in millions)
Revenues:
Casino	$533.8
Rooms	46.2
Food and Beverage	22.6
Mall	8.0
Convention, Retail and Other	5.2
Less - Promotional Allowances	(28.6)
Net Revenues	$587.2

Adjusted Property EBITDA	$131.5
EBITDA Margin %	22.4%

Operating Income	$60.9

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$13,622.4
Rolling Chip Win %(1)	3.09%

Non-Rolling Chip Drop	$1,035.3
Non-Rolling Chip Win %	21.6%

Slot Handle	$1,228.5
Slot Hold %	3.9%

Hotel Statistics

Occupancy %	70.8%
Average Daily Rate (ADR)	$152
Revenue per Available Room (RevPAR)	$108

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao and Plaza Casino First Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $53.6 million in the first quarter of 2013.  Operating results were negatively impacted by lower than expected Rolling Chip win percentage of 2.21% for the current quarter. Rolling Chip volume was $9.48 billion for the quarter.  Non-Rolling Chip drop was $110.5 million while Non-Rolling Chip win percentage was 48.6%. Slot handle was $184.4 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the first quarter of 2013 compared to the first quarter of 2012:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	March 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$206.5	$282.9	$(76.4)	-27.0%
Rooms	10.2	10.1	0.1	1.0%
Food and Beverage	6.5	6.8	(0.3)	-4.4%
Mall	10.3	10.5	(0.2)	-1.9%
Convention, Retail and Other	0.8	0.7	0.1	14.3%
Less - Promotional Allowances	(11.1)	(11.4)	0.3	2.6%
Net Revenues	$223.2	$299.6	$(76.4)	-25.5%

Adjusted Property EBITDA	$53.6	$67.5	$(13.9)	-20.6%
EBITDA Margin %	24.0%	22.5%		1.5 pts

Operating Income	$40.7	$53.4	$(12.7)	-23.8%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,480.1	$12,703.2	$(3,223.1)	-25.4%
Rolling Chip Win %(1)	2.21%	2.83%		-0.62 pts

Non-Rolling Chip Drop	$110.5	$105.9	$4.6	4.3%
Non-Rolling Chip Win %	48.6%	41.7%		6.9 pts

Slot Handle	$184.4	$198.2	$(13.8)	-7.0%
Slot Hold %	5.0%	6.0%		-1.0 pts

Hotel Statistics

Occupancy %	81.2%	82.3%		-1.1 pts
Average Daily Rate (ADR)	$370	$360	$10	2.8%
Revenue per Available Room (RevPAR)	$301	$296	$5	1.7%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao First Quarter Operating Results

Sands Macao’s adjusted property EBITDA was $96.6 million.  Adjusted property EBITDA margin increased 50 basis points to 31.1%. The property realized 2.76% win on Rolling Chip volume during the quarter, compared to 3.73% in the year-ago quarter. Rolling Chip volume was $6.38 billion for the quarter. Non-Rolling Chip drop was $763.2 million during the quarter, an increase of 7.8%, despite 71 fewer Non-Rolling Chip tables in operation during the quarter.  Slot handle increased 6.5% to $706.5 million.

The following table summarizes our key operating results for Sands Macao for the first quarter of 2013 compared to the first quarter of 2012:

	Three Months Ended
Sands Macao Operations	March 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$302.4	$341.1	$(38.7)	-11.3%
Rooms	6.0	6.2	(0.2)	-3.2%
Food and Beverage	9.8	9.3	0.5	5.4%
Convention, Retail and Other	2.6	2.6	0.0	0.0%
Less - Promotional Allowances	(10.5)	(10.1)	(0.4)	-4.0%
Net Revenues	$310.3	$349.1	$(38.8)	-11.1%

Adjusted Property EBITDA	$96.6	$107.0	$(10.4)	-9.7%
EBITDA Margin %	31.1%	30.6%		0.5 pts

Operating Income	$88.1	$98.5	$(10.4)	-10.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,379.0	$6,433.5	$(54.5)	-0.8%
Rolling Chip Win %(1)	2.76%	3.73%		-0.97 pts

Non-Rolling Chip Drop	$763.2	$707.8	$55.4	7.8%
Non-Rolling Chip Win %	21.1%	21.2%		-0.1 pts

Slot Handle	$706.5	$663.2	$43.3	6.5%
Slot Hold %	3.7%	4.4%		-0.7 pts

Hotel Statistics

Occupancy %	94.9%	93.8%		1.1 pts
Average Daily Rate (ADR)	$246	$252	$(6)	-2.4%
Revenue per Available Room (RevPAR)	$233	$236	$(3)	-1.3%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands First Quarter Operating Results

Marina Bay Sands in Singapore delivered a record hold-adjusted adjusted property EBITDA of $451.1 million, an increase of 15.7% compared to the first quarter of 2012. Adjusted property EBITDA was $396.8 million for the first quarter, reflecting lower than expected Rolling Chip win percentage of 2.51% for the quarter.

Rolling Chip volume increased 42.2% to reach $18.21 billion for the quarter, the highest quarterly volume in the property’s history.  Non-Rolling Chip drop increased 2.4% to $1.19 billion and slot handle increased 1.6% to $2.79 billion. Total mass win per day during the quarter increased 3.9% to reach $4.64 million, compared to $4.47 million in the first quarter of 2012.

The high margin hotel room and mall segments of the property continued to reflect strong revenue growth of 9.7% and 6.7%, respectively. ADR expanded during the quarter, driving a RevPAR increase of 11.0% compared to the same quarter last year.  Occupancy was 98.5% during the quarter.

The following table summarizes our key operating results for Marina Bay Sands for the first quarter of 2013 compared to the first quarter of 2012:

	Three Months Ended
Marina Bay Sands Operations	March 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$640.2	$701.3	$(61.1)	-8.7%
Rooms	84.6	77.1	7.5	9.7%
Food and Beverage	48.8	47.1	1.7	3.6%
Mall	36.8	34.5	2.3	6.7%
Convention, Retail and Other	26.4	29.8	(3.4)	-11.4%
Less - Promotional Allowances	(41.9)	(41.1)	(0.8)	-1.9%
Net Revenues	$794.9	$848.7	$(53.8)	-6.3%

Adjusted Property EBITDA	$396.8	$472.5	$(75.7)	-16.0%
EBITDA Margin %	49.9%	55.7%		-5.8 pts

Operating Income	$292.7	$373.2	$(80.5)	-21.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$18,207.3	$12,804.5	$5,402.8	42.2%
Rolling Chip Win %(1)	2.51%	3.58%		-1.07 pts

Non-Rolling Chip Drop	$1,194.6	$1,167.0	$27.6	2.4%
Non-Rolling Chip Win %	23.2%	22.2%		1.0 pts

Slot Handle	$2,785.3	$2,740.6	$44.7	1.6%
Slot Hold %	5.1%	5.4%		-0.3 pts

Hotel Statistics

Occupancy %	98.5%	98.4%		0.1 pts
Average Daily Rate (ADR)	$378	$341	$37	10.9%
Revenue per Available Room (RevPAR)	$372	$335	$37	11.0%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations First Quarter Operating Results

The Venetian and The Palazzo, including the Sands Expo and Convention Center, delivered adjusted property EBITDA of $113.4 million for the first quarter of 2013.  The operating results were favorably impacted by higher than expected table games win percentage of 27.6% for the quarter.  Adjusted property EBITDA margin was 27.6% for the quarter. Table games drop decreased 16.8% to $506.4 million. Slot handle increased 2.3% to $495.1 million while slot hold percentage was 8.8%. Hotel occupancy percentage increased 690 basis points during the quarter while RevPAR grew 7.3% compared to last year’s quarter.

The following table summarizes our key operating results for our Las Vegas operations for the first quarter of 2013 compared to the first quarter of 2012:

	Three Months Ended
Las Vegas Operations	March 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$159.9	$158.7	$1.2	0.8%
Rooms	121.1	113.4	7.7	6.8%
Food and Beverage	68.3	61.0	7.3	12.0%
Convention, Retail and Other	85.3	74.7	10.6	14.2%
Less - Promotional Allowances	(23.1)	(23.2)	0.1	0.4%
Net Revenues	$411.5	$384.6	$26.9	7.0%

Adjusted Property EBITDA	$113.4	$115.8	$(2.4)	-2.1%
EBITDA Margin %	27.6%	30.1%		-2.5 pts

Operating Income	$98.8	$87.7	$11.1	12.7%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$506.4	$609.0	$(102.6)	-16.8%
Table Games Win %(1)	27.6%	24.0%		3.6 pts

Slot Handle	$495.1	$483.8	$11.3	2.3%
Slot Hold %	8.8%	8.5%		0.3 pts

Hotel Statistics

Occupancy %	90.3%	83.4%		6.9 pts
Average Daily Rate (ADR)	$211	$214	$(3)	-1.4%
Revenue per Available Room (RevPAR)	$191	$178	$13	7.3%

(1)	This compares to our expected Table Games win percentage of 20.0% and 22.0% (calculated before discounts).

Sands Bethlehem First Quarter Operating Results

Net revenue for Sands Bethlehem in Pennsylvania increased 6.3% to reach was $122.9 million and adjusted property EBITDA increased 8.7% to reach $29.9 million for the first quarter of 2013. Table games drop increased 21.4% to reach $244.7 million for the quarter, while table games win percentage was 15.6%. Slot handle was $1.03 billion for the quarter with slot hold percentage of 7.1%.

The following table summarizes our key operating results for Sands Bethlehem for the first quarter of 2013 compared to the first quarter of 2012:

	Three Months Ended
Sands Bethlehem Operations	March 31,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$114.8	$108.7	$6.1	5.6%
Rooms	2.4	1.9	0.5	26.3%
Food and Beverage	7.2	6.7	0.5	7.5%
Mall	0.6	0.3	0.3	100.0%
Convention, Retail and Other	4.0	3.8	0.2	5.3%
Less - Promotional Allowances	(6.1)	(5.8)	(0.3)	-5.2%
Net Revenues	$122.9	$115.6	$7.3	6.3%

Adjusted Property EBITDA	$29.9	$27.5	$2.4	8.7%
EBITDA Margin %	24.3%	23.8%		0.5 pts

Operating Income	$20.8	$18.2	$2.6	14.3%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$244.7	$201.5	$43.2	21.4%
Table Games Win %(1)	15.6%	14.9%		0.7 pts

Slot Handle	$1,033.9	$1,033.7	$0.2	0.0%
Slot Hold %	7.1%	7.3%		-0.2 pts

Hotel Statistics

Occupancy %	65.3%	50.3%		15.0 pts
Average Daily Rate (ADR)	$138	$139	$(1)	-0.7%
Revenue per Available Room (RevPAR)	$90	$70	$20	28.6%

(1)	This compares to our expected Non-Rolling Chip win percentage of 14.0% and 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $84.9 million for the first quarter of 2013, an increase of 19.4% compared to the first quarter of 2012.  Operating profit derived from these retail mall assets increased 23.4% for the quarter to reach $68.0 million.

	For The Three Months Ended March 31, 2013					LTM March 31, 2013
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

The Grand Canal Shoppes at The Venetian Macao	$29.9	$24.5	81.9%	821,129	93.2%	$1,239

The Shoppes at Four Seasons
Luxury Retail	5.8	4.9	84.5%	140,206	100.0%	6,658
Other Stores	4.5	3.8	84.4%	99,512	78.1%	1,675
Total	10.3	8.7	84.5%	239,718	90.9%	4,562

The Shoppes at Sands Cotai Central	7.9	6.3	79.7%	210,143	100.0%	N/A

Total Cotai Strip in Macao	48.1	39.5	82.1%	1,270,990	93.9%	1,863

The Shoppes at Marina Bay Sands	36.8	28.5	77.4%	637,881	95.6%	1,425

Total	$84.9	$68.0	80.1%	1,908,871	94.4%	$1,690

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflects sales from tenants only after the tenant has been open for a period of 12 months.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of our CotaiJet ferry operation, was negative $3.6 million during the quarter, compared to negative $5.7 million in the first quarter of 2012.

Pre-opening expenses, related primarily to Sands Cotai Central on the Cotai Strip in Macao, decreased to $6.8 million in the first quarter of 2013, compared to $51.5 million in the first quarter of 2012.

Depreciation and amortization expense was $252.6 million in the first quarter of 2013, compared to $194.7 million in the first quarter of 2012.

Interest expense, net of amounts capitalized, was $68.8 million for the first quarter of 2013, compared to $64.7 million during the first quarter of 2012. Capitalized interest was $1.8 million during the first quarter of 2013, compared to $22.1 million during the first quarter of 2012.  Our weighted average borrowing cost in the first quarter of 2013 was 2.7%.

Corporate expense was $56.3 million in the first quarter of 2013, compared to $49.0 million in the first quarter of 2012.

Other expense, which was principally composed of foreign currency losses, was $2.1 million in the first quarter of 2013, compared to $3.4 million in the first quarter of 2012.

The company’s effective income tax rate for the first quarter of 2013 was 7.3%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the first quarter of 2013 of $132.0 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of March 31, 2013 were $2.38 billion.

As of March 31, 2013, total debt outstanding, including the current portion, was $9.83 billion. Total principal payments for the remainder of 2013 are expected to be approximately $89.2 million.

Capital Expenditures

Capital expenditures during the first quarter totaled $197.2 million, including construction and development activities of $128.7 million in Macao, $36.1 million at Marina Bay Sands, $31.4 million in Las Vegas, and $1.0 million at Sands Bethlehem.

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Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, May 1, 2013 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets and loss on modification or early retirement of debt.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is a Fortune 500 company and the leading global developer of destination properties (Integrated Resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

The Venetian® and The Palazzo®, Five-Diamond luxury resorts on the Las Vegas Strip, and Sands® Bethlehem in Eastern Pennsylvania are the company's properties in the United States.  Marina Bay Sands® is the company's iconic Integrated Resort in Singapore's downtown Marina Bay district.

Through its majority-owned subsidiary Sands China Ltd. (1928:HK), the company owns a portfolio of properties on Macao's Cotai Strip®, including The Venetian® Macao, Four Seasons Hotel Macao, and Sands Cotai Central. The company also owns the Sands® Macao on the Macao Peninsula.

Las Vegas Sands is committed to global sustainability through its Sands ECO360º program and is an active community partner through its various charitable organizations.

For more information, please visit www.lasvegassands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
First Quarter 2013 Results
Non-GAAP Reconciliations

Within the company’s first quarter 2013 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-adjusted adjusted net income,” “adjusted earnings per diluted share,” “hold-adjusted adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-adjusted adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, impairment loss, pre-opening expense, development expense, royalty fees, stock-based compensation, and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-adjusted adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2013	2012

Revenues:
Casino	$2,736,054	$2,266,493
Rooms	325,016	267,727
Food and beverage	185,329	153,455
Mall	85,461	71,418
Convention, retail and other	126,061	129,717
	3,457,921	2,888,810
Less - promotional allowances	(155,202)	(126,068)
	3,302,719	2,762,742
Operating expenses:
Resort operations	2,142,900	1,705,398
Corporate	56,272	48,955
Pre-opening	6,837	51,459
Development	5,351	1,198
Depreciation and amortization	252,557	194,747
Amortization of leasehold interests in land	10,167	9,945
Impairment loss	-	42,893
Loss on disposal of assets	1,932	593
	2,476,016	2,055,188
Operating income	826,703	707,554
Other income (expense):
Interest income	3,793	5,648
Interest expense, net of amounts capitalized	(68,832)	(64,672)
Other expense	(2,108)	(3,419)
Loss on early retirement of debt	-	(2,831)
Income before income taxes	759,556	642,280
Income tax expense	(55,582)	(63,171)
Net income	703,974	579,109
Net income attributable to noncontrolling interests	(132,013)	(80,167)
Net income attributable to Las Vegas Sands Corp.	$571,961	$498,942

Earnings per share:
Basic	$0.69	$0.66
Diluted	$0.69	$0.61

Weighted average shares outstanding:
Basic	823,367,441	760,437,437
Diluted	827,452,691	818,797,155

Dividends declared per common share	$0.35	$0.25

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

	Three Months Ended March 31, 2013

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$311,884	$32,853	$1,654	$374	$121	$-	$1,596	$-	$348,482
Sands Cotai Central	60,891	62,414	2,154	3	5,487	-	572	-	131,521
Four Seasons Hotel Macao and Plaza Casino	40,691	11,300	706	13	807	-	35	-	53,552
Sands Macao	88,072	7,684	354	112	-	-	380	-	96,602
Macao Property Operations	501,538	114,251	4,868	502	6,415	-	2,583	-	630,157
Marina Bay Sands	292,682	70,028	4,677	854	-	26,691	1,849	-	396,781
United States:
Las Vegas Operating Properties	98,809	49,154	-	563	115	(37,424)	2,211	-	113,428
Sands Bethlehem	20,832	8,865	-	-	46	-	113	-	29,856
United States Property Operations	119,641	58,019	-	563	161	(37,424)	2,324	-	143,284
Other Asia (2)	(18,597)	3,697	-	13	240	11,000	58	-	(3,589)
Other Development	(6,152)	158	622	-	5,372	-	-	-	-
Corporate	(62,409)	6,404	-	-	-	(267)	-	56,272	-
	$826,703	$252,557	$10,167	$1,932	$12,188	$-	$6,814	$56,272	$1,166,633

	Three Months Ended March 31, 2012

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$198,568	$36,768	$1,650	$42,932	$-	$-	$2,015	$-	$281,933
Four Seasons Hotel Macao and Plaza Casino	53,410	12,424	705	4	882	-	94	-	67,519
Sands Macao	98,542	7,411	353	92	-	-	558	-	106,956
Macao Property Operations	350,520	56,603	2,708	43,028	882	-	2,667	-	456,408
Marina Bay Sands	373,198	65,051	4,468	(139)	-	28,141	1,800	-	472,519
United States:
Las Vegas Operating Properties	87,704	56,682	-	402	-	(32,860)	3,878	-	115,806
Sands Bethlehem	18,178	8,874	-	8	94	-	348	-	27,502
United States Property Operations	105,882	65,556	-	410	94	(32,860)	4,226	-	143,308
Other Asia (2)	(14,950)	3,681	-	-	71	5,000	476	-	(5,722)
Other Development	(54,835)	269	2,769	187	51,610	-	-	-	-
Corporate	(52,261)	3,587	-	-	-	(281)	-	48,955	-
	$707,554	$194,747	$9,945	$43,486	$52,657	$-	$9,169	$48,955	$1,066,513

(1)
During the three months ended March 31, 2013 and 2012, the Company recorded stock-based compensation expense of $14.6 million and $19.2 million, respectively, of which $7.8 million and $9.8 million, respectively, is included in corporate expense and $0.0 million and $0.2 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Adjusted Adjusted Property EBITDA:

	Three Months Ended March 31, 2013

	Adjusted Property EBITDA	(1) Hold-Adjusted Casino Revenue	(2) Hold-Adjusted Casino Expense	Hold-Adjusted Adjusted Property EBITDA

Macao Property Operations	$630,157	$-	$-	$630,157
Marina Bay Sands	396,781	61,191	(6,860)	451,112
United States:
Las Vegas Operating Properties	113,428	(33,265)	2,495	82,658
Sands Bethlehem	29,856	(2,004)	311	28,163
United States Property Operations	143,284	(35,269)	2,806	110,821
Other Asia	(3,589)	-	-	(3,589)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,166,633	$25,922	$(4,054)	$1,188,501

	Three Months Ended March 31, 2012

	Adjusted Property EBITDA	(1) Hold-Adjusted Casino Revenue	(2) Hold-Adjusted Casino Expense	Hold-Adjusted Adjusted Property EBITDA

Macao Property Operations	$456,408	$(65,172)	$25,417	$416,653
Marina Bay Sands	472,519	(92,996)	10,425	389,948
United States:
Las Vegas Operating Properties	115,806	(18,498)	1,387	98,695
Sands Bethlehem	27,502	(242)	42	27,302
United States Property Operations	143,308	(18,740)	1,429	125,997
Other Asia	(5,722)	-	-	(5,722)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,066,513	$(176,908)	$37,271	$926,876

(1)
For Macao Property Operations and Marina Bay Sands this represents the estimated incremental casino revenue related to Rolling Volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties and Sands Bethlehem this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 21.0% and 14.8%, respectively.

(2)	Represents the estimated incremental gaming taxes that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Adjusted Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2013	2012
Net income attributable to Las Vegas Sands Corp.	$571,961	$498,942
Add (deduct):
Net income attributable to noncontrolling interests	132,013	80,167
Income tax expense	55,582	63,171
Loss on early retirement of debt	-	2,831
Other expense	2,108	3,419
Interest expense, net of amounts capitalized	68,832	64,672
Interest income	(3,793)	(5,648)
Loss on disposal of assets	1,932	593
Impairment loss	-	42,893
Amortization of leasehold interests in land	10,167	9,945
Depreciation and amortization	252,557	194,747
Development expense	5,351	1,198
Pre-opening expense	6,837	51,459
Stock-based compensation (1)	6,814	9,169
Corporate expense	56,272	48,955
Adjusted Property EBITDA	$1,166,633	$1,066,513

Hold-adjusted casino revenue (2)	25,922	(176,908)
Hold-adjusted casino expense (2)	(4,054)	37,271
Hold-Adjusted Adjusted Property EBITDA	$1,188,501	$926,876

(1)	See Exhibit 2
(2)	See Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

The Venetian Macao	$872,212	$772,760
Sands Cotai Central	587,179	-
Four Seasons Hotel Macao and Plaza Casino	223,220	299,604
Sands Macao	310,273	349,083
Marina Bay Sands	794,864	848,669
Las Vegas Operating Properties	411,541	384,603
Sands Bethlehem	122,916	115,562
Other Asia	33,873	35,568
Intersegment Eliminations	(53,359)	(43,107)
	$3,302,719	$2,762,742

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
The Venetian Macao	40.0%	36.5%
Sands Cotai Central	22.4%	N/A
Four Seasons Hotel Macao and Plaza Casino	24.0%	22.5%
Sands Macao	31.1%	30.6%
Marina Bay Sands	49.9%	55.7%
Las Vegas Operating Properties	27.6%	30.1%
Sands Bethlehem	24.3%	23.8%
Other Asia	-10.6%	-16.1%

Total	35.3%	38.6%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income, Hold-Adjusted Adjusted Net Income,
   Adjusted Earnings Per Diluted Share and Hold-Adjusted Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Net income attributable to Las Vegas Sands Corp.	$571,961	$498,942

Pre-opening expense, net	4,827	36,199
Development expense, net	5,351	1,198
Impairment loss, net	-	30,154
Loss on disposal of assets, net	1,779	497
Loss on early retirement of debt, net	-	2,831
Adjusted net income	$583,918	$569,821

Hold-adjusted casino revenue (1)	25,922	(176,908)
Hold-adjusted casino expense (1)	(4,054)	37,271
Income tax impact on hold adjustments	(9,236)	14,037
Noncontrolling interest impact on hold adjustments	-	11,815
Hold-adjusted adjusted net income	$596,550	$456,036

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.69	$0.61

Pre-opening expense, net	0.01	0.05
Development expense, net	0.01	-
Impairment loss, net	-	0.04
Loss on disposal of assets, net	-	-
Loss on early retirement of debt, net	-	-
Adjusted earnings per diluted share	$0.71	$0.70

Hold-adjusted casino revenue	0.03	(0.22)
Hold-adjusted casino expense	(0.01)	0.04
Income tax impact on hold adjustments	(0.01)	0.02
Noncontrolling interest impact on hold adjustments	-	0.02
Hold-adjusted adjusted earnings per diluted share	$0.72	$0.56

Weighted average diluted shares outstanding	827,452,691	818,797,155

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Room Statistics:
The Venetian Macao:
Occupancy %	91.6%	93.4%
Average daily room rate (ADR) (1)	$231	$244
Revenue per available room (RevPAR) (2)	$212	$228

Sands Cotai Central:
Occupancy %	70.8%	N/A
Average daily room rate (ADR) (1)	$152	N/A
Revenue per available room (RevPAR) (2)	$108	N/A

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	81.2%	82.3%
Average daily room rate (ADR) (1)	$370	$360
Revenue per available room (RevPAR) (2)	$301	$296

Sands Macao:
Occupancy %	94.9%	93.8%
Average daily room rate (ADR) (1)	$246	$252
Revenue per available room (RevPAR) (2)	$233	$236

Marina Bay Sands:
Occupancy %	98.5%	98.4%
Average daily room rate (ADR) (1)	$378	$341
Revenue per available room (RevPAR) (2)	$372	$335

Las Vegas Operating Properties:
Occupancy %	90.3%	83.4%
Average daily room rate (ADR) (1)	$211	$214
Revenue per available room (RevPAR) (2)	$191	$178

Sands Bethlehem:
Occupancy %	65.3%	50.3%
Average daily room rate (ADR) (1)	$138	$139
Revenue per available room (RevPAR) (2)	$90	$70

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$17,902	$14,334
Slot machine win per unit per day (4)	$320	$334
Average number of table games	525	570
Average number of slot machines	2,270	2,282

Sands Cotai Central:
Table games win per unit per day (3)	$14,225	N/A
Slot machine win per unit per day (4)	$247	N/A
Average number of table games	503	N/A
Average number of slot machines	2,157	N/A

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$20,071	$26,933
Slot machine win per unit per day (4)	$549	$740
Average number of table games	146	165
Average number of slot machines	187	176

Sands Macao:
Table games win per unit per day (3)	$13,023	$10,733
Slot machine win per unit per day (4)	$238	$295
Average number of table games	287	399
Average number of slot machines	1,229	1,093

Marina Bay Sands:
Table games win per unit per day (3)	$13,608	$12,975
Slot machine win per unit per day (4)	$708	$665
Average number of table games	600	607
Average number of slot machines	2,211	2,479

Las Vegas Operating Properties:
Table games win per unit per day (3)	$6,502	$7,085
Slot machine win per unit per day (4)	$199	$188
Average number of table games	239	227
Average number of slot machines	2,452	2,417

Sands Bethlehem:
Table games win per unit per day (3)	$3,020	$2,784
Slot machine win per unit per day (4)	$272	$279
Average number of table games	141	119
Average number of slot machines	3,020	2,995

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6